                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                   CARACO PHARMACEUTICAL LABORATORIES LTD.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 21, 1997

To The Shareholders of Caraco Pharmaceutical Laboratories, Ltd.:

     Please take notice that the Annual Meeting of Shareholders of Caraco Pharmaceutical Laboratories, Ltd. (the "Corporation") will be held on Wednesday, May 21, 1997 at 10:00 a.m., local time, at the Hotel St. Regis, 3071
W. Grand Blvd., Detroit, Michigan 48202 for the purpose of:

1.   Electing two directors to serve for terms of three years each;

2. Increasing the number of shares authorized to be issued under the 1993 Stock Option Plan from 450,000 to 550,000;

3. Approving an amendment to the Corporation's Amended and Restated Articles of Incorporation to increase the number of authorized Common Shares from 20,000,000 to 30,000,000; and

4. Acting on such other business as may properly come before the meeting, or any adjournments thereof.

     You are cordially invited to attend the Annual Meeting.

     Holders of Common Shares of record at the close of business on April 21, 1997 will be entitled to vote at the meeting. A list of such shareholders will be available for inspection during normal business hours from April 30, 1997 through May 20, 1997, at the offices of the Corporation, 1150 Elijah McCoy Drive, Detroit, Michigan.

     A Proxy Statement, Proxy Card, Annual Report and Form 10-KSB are enclosed with this Notice. Each shareholder is urged to execute and return the enclosed Proxy Card promptly. In the event a shareholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote the shares in person.

                                             By Order of the Board of Directors,



                                             Allan J. Hammer, Secretary

Detroit, Michigan
April 22, 1997

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY. IF MAILED IN THE U. S. IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED.



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



                    CARACO PHARMACEUTICAL LABORATORIES, LTD.
                            1150 ELIJAH MCCOY DRIVE
                            DETROIT, MICHIGAN 48202

                                PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors of Caraco Pharmaceutical Laboratories, Ltd. (the "Corporation" or "Caraco") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on May 21, 1997, and at any and all adjournments thereof. This Proxy Statement and accompanying Proxy Card are first being mailed on or about April 22, 1997. The Corporation's Annual Report (including audited financial statements) for the year ended December 31, 1996 and the Corporation's 1996 Form 10-KSB are enclosed with this Proxy Statement.

     The Annual Report is not incorporated in or part of this Proxy Statement and does not constitute proxy-soliciting material.

     The 10-KSB is not incorporated in or part of this Proxy Statement and does not constitute proxy-soliciting material.

     If the Proxy is properly executed and returned, the Common Shares it represents will be voted at the 1997 Annual Meeting in accordance with the instructions noted thereon. If no instructions are indicated, it will be voted:
(1) FOR the nominated director(s); (2) FOR the increase in the number of shares authorized for issuance under the 1993 Stock Option Plan; (3) FOR the Amendment of the Amended and Restated Articles of Incorporation; and (4) FOR or AGAINST, in the discretion of the Proxy holders, such other matters as may properly come before the meeting. The Corporation's management knows of no matter to be brought before the meeting which is not referred to in this Proxy Statement. If, however, any other matters come before the meeting, the Proxy will be voted in accordance with the judgment of the person or persons voting such Proxy, unless the Proxy contains instructions to the contrary. Any shareholder executing a Proxy has the power to revoke it at any time before it is voted by submitting a duly executed Proxy bearing a later date, by delivering written notice of such revocation to the Corporation's Secretary prior to the 1997 Annual Meeting or by attending the 1997 Annual Meeting and orally withdrawing the Proxy. The cost of this solicitation is being paid for by the Corporation. The Corporation will solicit proxies by mail and may also solicit proxies in person or by telephone.

     The presence, in person or by proxy, of the holders of a majority of the common shares ("Common Shares") of the Corporation issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee


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



holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative vote by the holders of the majority of the Common Shares present in person or represented by proxy and entitled to vote on the matter is required to approve "Proposal 1 - Election of Directors". Abstentions and broker "non-votes are not allowed for the purposes of Proposal 1, which will have the effect of reducing the total number of shares from which any required majority is calculated.

     The affirmative vote by the holders of a majority of the Common Shares of the Corporation issued and outstanding and entitled to vote at the Annual Meeting is required to approve both "Proposal 2 - Amendment to 1993 Stock Option Plan" and "Proposal 3 - Amendment to Amended and Restated Articles of Incorporation". An abstention and a broker non-vote, if any, are not affirmative votes and, therefore, will have the same effect as votes against Proposal 2 and Proposal 3.

     The shareholder vote cast for all items considered at the meeting will be calculated by American Stock Transfer & Trust Corporation, the Corporation's Registrar and Transfer Agent, as the Board designated Inspector of Election. The Inspector of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election.

     The Corporation has 20,000,000 Common Shares authorized, of which 7,842,106 shares were issued and outstanding at the close of business on April 21, 1997, the record date ("Record Date") for determining voting rights. The Corporation has no other class of voting securities outstanding. Each share issued and outstanding on April 21, 1997 will be entitled to one vote. Shareholders presently do not have cumulative voting rights.

                             ELECTION OF DIRECTORS

     Pursuant to Article VI of the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors shall be divided into three classes with terms expiring on three successive annual meeting dates.
The Amended and Restated Bylaws authorize the Board of Directors exclusively to set the number of directors to serve on the Board of Directors, by resolution, but at no time shall the number of directors be less than six.

     Unless otherwise instructed on the Proxy, the Proxy holders intend to vote FOR the election of William R. Hurd and Jay F.



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

Joliat to three-year terms as directors. The Caraco Board believes that, if elected, the nominees will be able and willing to serve. However, if a nominee should be unable or unwilling to serve as a director, the Caraco Board may select a substitute nominee and, in that event, the Proxy will be voted for the person so selected.

     Information concerning the two (2) directors nominated for a term of three years, and the five (5) continuing Caraco Board members, is set forth below. 1

     NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE 2000.

WILLIAM R. HURD
AGE:     61
COMMITTEES:  None

     Mr. Hurd was a Director of the Corporation from May 10, 1995 to September 18, 1996. Mr. Hurd commenced employment with the Corporation as its Executive Vice President and Chief Operating Officer in December 1993 and in May 1995 was promoted to President and Chief Operating Officer of the Corporation. Prior to his employment with Caraco Mr. Hurd was employed from 1987 until 1993 as Director of Operations of the Warner Chilcott Laboratories Division of Warner Lambert Company, and was responsible for the start up of this then newly established generic division, including facility design, equipment evaluation and staffing, and operations, including supervision of manufacturing, quality assurance, quality control, pharmaceutical technology, finance, purchasing, production planning, and interfacing with the regulatory, sales and marketing departments. Mr. Hurd is a registered pharmacist in Massachusetts and Pennsylvania.

JAY F. JOLIAT
AGE:    40
COMMITTEES: Audit, Executive and Finance Committees

     JAY F. JOLIAT has served as a Director of the Corporation since September 1995. Mr. Joliat for more than the past five years has

--------------------
(1) As has been previously disclosed in filings with the Securities and Exchange Commission the Corporation and Sun Pharmaceutical Industries, Ltd., a corporation organized under the laws of India ("Sun"), have been negotiating for the sale by the Corporation to Sun of 5,300,000 Common Shares for $7,500,000 payable over a period of time (anticipated to be one to two years) (the "Stock Purchase Agreement"). In connection with this, it is anticipated that the Corporation and Sun shall enter into other ancillary agreements including a proposed voting agreement between the Corporation, Sun and certain shareholders (Jay F. Joliat and David
             A. Hagelstein (the "Shareholders")) pursuant to which the Shareholders would vote their shares in favor of persons designated by Sun and in such number to permit Sun to designate up to a majority of the Board, and Sun would vote its shares in favor of persons designated by the Shareholders for the positions not filled by Sun designees. Also, upon the execution of the Stock Purchase Agreement, the following Directors have agreed to resign:
             David A. Adamany, Cara J. Curry, Phyllis Harrison-Ross and John R. Morris. There is no assurance that the Corporation and Sun will enter into the Stock Purchase Agreement or any of the ancillary agreements, including the above referenced voting agreement or that if consummated such agreements will be consummate pursuant to the terms disclosed above.


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

served as President, Chief Executive Officer and Chairman of the Board of Joliat & Company, a registered investment advisor furnishing investment management surveillance, reporting and consulting services to endowment funds, charitable foundations, ERISA plans and others who utilize professional money managers; Chairman of the Board, Chief Executive Officer and Treasurer of Sign of the Beefcarver Restaurants, Inc., which owns and operates 13 cafeteria style family restaurants, three casual dining/bar restaurants and one fine dining restaurant in the Detroit metropolitan area; and as trustee and Chief Executive Officer of several family-related trusts with widely diverse holdings including foreign and domestic securities, venture capital and real estate.

     DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999.

DAVID W. ADAMANY
AGE:    60
COMMITTEES: Audit, Executive and Compensation Committees

     DAVID W. ADAMANY has served as a Director of the Corporation since July, 1994. Dr. Adamany has been President of Wayne State University since 1982. Previously he served as Academic Vice President for the University of Maryland System and Academic Vice President at California State University, Long Beach.

CARA J. CURRY
AGE:    60
COMMITTEES: Compensation and Audit Committees

     CARA J. CURRY has served as a Director of the Corporation since its inception. Mrs. Curry has been President of New Center Radiology, Inc. since 1979, owned by Dr. and Mrs. Curry, and was the owner and Chief Executive Officer, from 1981 to 1986, of Innovative Home Health Care Corporation, which provided in-home care in the Greater Detroit Metropolitan Area. She has been active in health care related organizations and was a member of the Board and Executive Vice President of the Lula Bell Stewart Center, Inc. (a non-profit women's shelter). Mrs. Curry is a Commissioner of the Detroit Zoo, and a participant in the National Medical Association Health Summit, Washington, D.C., and in the Congressional Black Caucus Health Forum.

DAVID A. HAGELSTEIN
AGE:    55
COMMITTEES:  Compensation and Executive Committees

     DAVID A. HAGELSTEIN has served as a Director of the Corporation since September 1995. Mr. Hagelstein has been engaged in the management of his personal real estate and business investments for the past thirty years. In addition, Mr. Hagelstein has been a consultant to several companies in the pharmaceutical and medical fields.

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



JOHN R. MORRIS
AGE:    66
COMMITTEES:  Audit, Compensation and Finance Committees

     JOHN R. MORRIS has served as a Director of the Corporation since May 1996. Since 1978, Mr. Morris has been President of Biotrade Group, a company he founded. Biotrade, a worldwide healthcare and chemical company has offices in Australia, Southeast Asia, South Africa, Switzerland and the United Kingdom. Biotrade is also active in the pharmaceutical and fine chemical industries.

DIRECTORS WHOSE TERM WILL EXPIRE IN 1998

PHYLLIS HARRISON-ROSS, M.D.
AGE:     60
COMMITTEES:  Compensation and Finance Committees

     DR. HARRISON-ROSS has served as a Director of the Corporation since September 1996. For more than 25 years, Dr. Harrison-Ross has been the Director of the Department of Psychiatry and Community Mental Health Clinic and a Professor of Psychiatry at the New York Medical College at Metropolitan Hospital Center. During the past year, Dr. Harrison-Ross has also been the President of the Medical Board at the Metropolitan Hospital Center.

DIRECTOR COMPENSATION

     Each non-employee director of the Corporation receives 100 shares of Common Stock of the Corporation for each Board or Committee meeting in which he or she participates. Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending Board and Committee Meetings. In addition, Directors may also be awarded options for their service on the Board. During the year ended December 31, 1996, Mr. John Morris received a non-qualified stock option to purchase 6,000 shares of Common Stock at an exercise price of $2.50 per share; Dr. Phyllis Harrison-Ross received a non-qualified stock option to purchase 6,000 shares of Common Stock, at an exercise price of $1.562 per share, and Mrs. Curry received a non-qualified stock option to purchase 6,000 shares of Common Stock, at an exercise price of $1.25 per share. See "Proposal 2 - Amendment to 1993 Stock Option Plan".

EXECUTIVE OFFICERS

     SHERMAN N. GINN (Age 57) -- joined the Corporation in August 1994 as Director of Sales and Marketing and in December 1994 was promoted to Vice President -- Sales and Marketing. From February 1994 until August, 1994 Mr. Ginn was employed by Global Source as Vice President, Sales. From 1992 to February 1994 Mr. Ginn was Vice President, Sales and Chain Store Sales at Watson Laboratories. From 1990 to 1992 he was employed by Qualitest Products in Huntsville, Alabama as Vice President, Marketing.

     ALLAN J. HAMMER (Age 51) -- joined the Corporation in July 1994 as Chief Financial Officer, Treasurer and Secretary. Prior thereto, Mr. Hammer was employed, from 1988 until July 1994, with the Warner Chilcott division of Warner Lambert where, as manager of finance and logistics, he was responsible for all activities in finance, purchasing, production planning, inventory control and warehousing.

     ROBERT KURKIEWICZ (Age 46) -- commenced employment with the Corporation as its Vice President -- Quality Assurance in November 1993. Prior thereto, Mr. Kurkiewicz was employed, from 1988 until November 1993 as Manager, Quality Assurance by the Warner Chilcott Laboratories Division of Warner Lambert Company, for which he was responsible for the establishment of the Quality Control and Quality Assurance Departments at the then inception of this division (including the design and implementation of all quality systems for proper operation of a pharmaceutical manufacturing organization) and the ongoing supervision of Quality Control, and Quality Assurance for manufacturing and research and development.

                                   PROPOSAL 2
                      AMENDMENT TO 1993 STOCK OPTION PLAN

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Corporation's 1993 Stock Option Plan (the "Plan") increasing the number of shares for which options may be granted under the Plan to 550,000. The Board unanimously recommends that the shareholders approve the amendment to the Plan. The text of the amendment is set forth as EXHIBIT A to this Proxy Statement. The Plan was originally adopted by the Board of Directors and approved by the Corporation's shareholders in 1993. The Plan was amended in 1995, upon approval by shareholders at the 1995 Annual Meeting of Shareholders, to increase the number of shares reserved for issuance from 350,000 to 450,000 Common Shares. Options to purchase Common Shares authorized for issuance under the Plan have been granted to eligible officers, employees and Directors of the Corporation. Approximately 73% of the option shares are currently authorized for issuance under the Plan.

     The Board's purpose in amending the Plan to add 100,000 additional shares available for stock options is to allow for the participation in the Plan by current or future key officers, employees and Directors in subsequent years. Without this amendment to the Plan and approval of it by shareholders, few shares will be available for option grants.

     As of April 14, 1997 the high and low price of the Corporation's Common Shares as reported on the OTC Bulletin Board were $0.937 and $0.937, respectively. The following persons have received options under the Plan (with the amount of Common Shares underlying such options provided): William R. Hurd
- 68,040 shares; Allan J. Hammer - 31,920 shares; Robert Kurkiewicz - 22,214 shares; executive officers as a group 142,174 shares; current Directors who are not executive officers as a group - 36,000 shares; and all

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

employees who are not executive officers as a group - 96,489 shares.

DESCRIPTION OF THE AMENDED PLAN

     The following description of the amended Plan is a summary of its material terms.

     Under the Plan, as amended, up to 550,000 Common Shares are available for grant; of which 329,663 shares have already been granted. The Plan and the grants made thereunder are subject to certain anti-dilution provisions to adjust the number of shares subject thereto to reflect events such as stock dividends, stock splits, recapitalization, mergers or reorganizations of the Corporation.

     The Plan is administered by the Compensation Committee. The Committee, subject to the provisions of the Plan, shall have the authority to determine the persons to whom options shall be granted and the number of shares subject to each option.

     The Committee may, at any time, amend or terminate the Plan, except that the Committee, without shareholder approval, may not amend the Plan so as to
(i) materially increase the benefits accruing to participants; (ii) increase the number of shares deliverable under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     Under the Plan, incentive stock options ("ISO") may be granted to employees of the Corporation and non-qualified stock options may be granted to Directors, outside consultants, independent contractors and employees (the "Participants"). In May 1995, the Board amended the Plan to permit Compensation Committee members to receive non-qualified stock options for 6,000 Common Shares. ISOs are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Shares on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Shares must equal at least 110% of fair market value on the date of grant. Non qualified stock options must be issued at an option exercise price equal to at least 85% of fair market value on the date of grant. Generally, the Plan provides that the stock options become exercisable with respect to 20% of the shares covered thereby beginning one year after the date of grant and 20% on each anniversary date thereafter, with full vesting occurring on the fifth anniversary of the date of the grant.

     All options will not be transferable by the grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable during a grantee's lifetime only by the grantee.

     The rules governing the tax treatment of stock options and shares acquired upon the exercise of stock options are quite technical.


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

Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     ISOS. If a Participant makes no disposition of the shares acquired pursuant to the exercise of an ISO within one (1) year after the transfer of the shares to such Participant and within two (2) years from grant of the option, such Participant will generally realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. At the time of exercise, however, the difference between the fair market value of the stock received and the exercise price will generally be considered an adjustment which increases alternative minimum taxable income. Typically, the Corporation will not be entitled to a deduction for Federal income tax purposes with respect to either the issuance of such ISO or the transfer of shares upon their exercise.

     If shares acquired upon exercise of ISOs are disposed of prior to the expiration of the above time periods, the Participant will recognize as ordinary income in the year in which the disqualifying deposition occurs, an amount which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain (the difference between the exercise price and the sale proceeds) recognized on such disposition. Such amount will ordinarily be deductible by the Corporation for Federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and the Corporation satisfies certain Federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain. To the extent that the aggregate, fair market value of ISO stock, exercisable for the first time by a Participant during any calendar year exceeds $100,000 (based on the fair market value of the ISO Stock on the date of grant), such option may be treated as other than an ISO.

     NON-QUALIFIED STOCK OPTIONS. Under Federal tax laws as now in effect, a grantee of a non-qualified stock option generally will recognize taxable income on exercise of the non-qualified stock option. The amount of ordinary income recognized on the exercise of a non-qualified stock option will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. As ordinary income, the income realized will be subject to withholding at the time of exercise and the income will be reported in the Participant's annual earnings statement on his or her Form W-2. Withholding taxes are principally the obligation of a Participant who must pay such taxes at the time the option is exercised. The Corporation will also be entitled to a deduction in the amount of ordinary income so recognized by the Participant provided the Corporation satisfies certain Federal income tax withholding requirements. The Corporation shall be entitled to withhold from a Participant's salary or other compensation all or any portion of any withholdings or other tax due from the Corporation with respect to any Common Shares deliverable upon exercise of the Participant's option.

     Stock which has been acquired as the result of the exercise of a non-qualified stock option has a basis equal to the amount paid to exercise the option, plus the amount of ordinary income recognized on the exercise of the option. Generally, the basis is, accordingly, the fair market value on the date of exercise. The stock will normally be a capital asset in the hands of the Participant. The holding period of the stock begins on the date of exercise. If the stock is held for a period of time in excess of one year, the Federal capital gains tax rate (a maximum of 28%) would apply to any gain recognized on the subsequent sale of the stock. Gain or loss is measured by the difference between the basis of the stock and the sale proceeds. Capital losses are generally deductible to the extent of capital gains. If capital losses exceed capital gains, the losses exceeding gains will be deductible only to the extent of $3,000 per year. Any unused loss can be carried forward indefinitely.

     The favorable vote of a majority of the outstanding Common Shares entitled to vote represented, in person or by proxy, at the Meeting is required for the approval of this amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1993 STOCK OPTION PLAN.


                                   PROPOSAL 3
          AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The Corporation's Amended and Restated Articles of Incorporation, as currently in effect (the "Articles") provide that the Corporation's authorized capital stock shall consist of 20,000,000 Common Shares, and 5,000,000 shares of Preferred Stock. On March 19, 1997, the Corporation's Board of Directors approved an amendment to the Articles (the "Amendment") increasing the number of Common Shares authorized for issuance under the Articles by 10,000,000 shares to a total of 30,000,000 Common Shares. The text of the Amendment is set forth as EXHIBIT B to this Proxy Statement.

     As of the Record Date, 7,842,106 Common Shares were outstanding, 329,663 Common Shares are subject to options under the Corporation's 1993 Stock Option Plan, 2,661,089 Common Shares are reserved for issuance subject to the exercise of outstanding options/warrants issued by the Corporation and 285,714 Common Shares are reserved for issuance with respect to the possible conversion of the Corporation's Preferred Stock. In addition, the

Corporation's contract with Hexal-Pharma Gmbh ("Hexal") for the purchase of two specific generic products includes the grant of sign-up options for 200,000 Common Shares at an exercise price of $3.50 per share and for product options which may be exercised and paid only out of royalties payable to Hexal for sales of the related product. Accordingly, the number of shares relating to the product option are indeterminate. Also, as disclosed under "Proposal 2 - Election of Directors" the Corporation and Sun are negotiating a stock purchase agreement pursuant to which Sun will purchase 5,300,000 million shares for $7.5 million ("Stock Purchase Agreement") and a products agreement ("Products Agreement") pursuant to which Sun would sell the Corporation 25 generic pharmaceutical products over a five (5) year period for 544,000 Common Shares each, resulting in an aggregate of 13,600,000 shares. The Stock Purchase Agreement includes a requirement that the Board approve an increase in the number of authorized Common Shares to 30,000,000 and present it for the approval of the shareholders of the Corporation no later than June 30, 1997. There is no assurance that the proposed Stock Purchase Agreement or Products Agreement or any agreements will be consummated or, if consummated, will be consummated pursuant to the terms disclosed above.

     Prior to the effectiveness of the Amendment, the Corporation has only 20,000,000 authorized Common Shares, which is less than the Corporation's potential requirements as set forth above. In the event shareholders approval of Proposal 3 is obtained, the Corporation believes it will have sufficient Common Shares available to satisfy the potential Common Share requirements set forth above as it is anticipated that a number of warrants/options will expire. The additional Common Shares for which authorization is sought would be identical to the Common Shares now authorized. Adoption of the proposed Amendment and the issuance of Common Shares would not affect the rights of holders of currently outstanding Common Shares of the Corporation, except for effects incidental to increasing the number of shares of the Corporation's Common Shares outstanding. Holders of Common Shares do not have preemptive rights to subscribe to additional securities which may be issued by the Corporation, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Corporation in order to maintain their proportionate ownership thereof. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Michigan Department of Commerce, Corporation and Securities Bureau, Corporation Division. Affirmative votes constituting a majority of the outstanding Common Shares on the Record Date and entitled to vote will be required to approve this Amendment to the Corporation's Articles. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1996, the Corporation's Board of Directors conducted its business by holding sixteen (16) Board Meetings (in accordance with the requirements of the Michigan Business Corporation Act). The Board of Directors has four (4) active standing committees, which facilitate the carrying out of its responsibilities. The Executive, Audit, Compensation and Finance Committees were established by the Board of Directors on May 31, 1994. The Board of Directors does not have a standing Nominating Committee.

     The Executive Committee, which did not meet during 1996, is empowered to exercise, in the intervals between the meetings of the Board of Directors, the powers of the Board, subject to the Michigan Business Corporation Act, as it relates to the management of the business and affairs of the Corporation.

     The Audit Committee, which did not meet in 1996, is empowered to recommend to the Board of Directors a firm of certified public accountants to conduct audits of the accounts and affairs of the Corporation and to review accounting objectives and procedures of the Corporation and the findings and reports of the independent certified public accountants, and to make such reports and recommendations to the Board of Directors as it deems appropriate.

     The Compensation Committee, conducted its business in 1996 by holding five
(5) meetings (in accordance with the requirements of the Michigan Business Corporation Act). The Compensation Committee is empowered to make recommendations to the Board of Directors relating to the overall compensation arrangements for officers and staff of the Corporation and to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and directors of the Corporation are eligible to participate (including making recommendations regarding the amount they receive as directors of the Corporation. The Committee also interprets the Corporation's 1993 Stock Option Plan and such other executive and employee stock options as may, from time to time, be designated by the Board of Directors. In doing so, it has the authority to designate officers, directors or key employees eligible to participate in the Plan, to prescribe the terms of any award of stock options, and to make all other determinations for administering the Plan. The Committee is also empowered to withdraw, modify and substitute the Corporation's Stock Bonus Plan.

     The Finance Committee, which met six (6) times in 1996, is responsible for ensuring that the Corporation maintains a sound financial structure, and is empowered to make recommendations to the Board of Directors on financial, short and long term investments and business planning matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information, as of April 1, 1997, with respect to the Common Stock owned by each director and nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table, all executive officers and directors as a group, and by each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange
Act of 1934, as amended) who is known to the Corporation to be the beneficial owner of more than five (5%) percent of the outstanding shares of the Corporation's Common Stock. The shares and percentages shown below include shares which may be acquired by the persons listed pursuant to presently exercisable and outstanding stock options, warrants, and convertible stock. Except as indicated below, each person listed has sole voting and investment power as to the shares listed.


                              AMOUNT AND
                               NATURE OF
NAME OF BENEFICIAL            BENEFICIAL     PERCENTAGE OF
      OWNER                    OWNERSHIP         CLASS
------------------            -----------    -------------

David W. Adamany(11)             10,200(1)          *
C. Arnold Curry(11)           1,384,447(2)      17.65
Cara J. Curry(11)               484,615(3)       6.18
David A. Hagelstein(11)       1,482,452(4)      18.36
Phyllis Harrison-Ross(11)             0             *
William R. Hurd(11)              63,401(5)          *
Jay F. Joliat(11)             1,848,591(6)      20.76
John R. Morris(11)              107,600(7)       1.37
Sherman N. Ginn, Jr.(11)          8,000(8)          *
Allan J. Hammer(11)              18,648(9)          *
Robert Kurkiewicz(11)            16,356(10)         *

All executive officers and
 directors as a group
 (11 persons)                 5,424,310         58.79

-------------------------
  *  Less than 1.0% of the outstanding shares

(1) Includes stock options that are currently exercisable to purchase 2,400 shares.

(2) Excludes 484,615 shares owned by his wife, Cara J. Curry, as to which he disclaims beneficial ownership. Includes 10,000 shares of Common Stock underlying an option granted to a third party pursuant to an option agreement.

(3) Excludes 1,384,447 shares owned by her husband, C. Arnold Curry, as to which she disclaims beneficial ownership.

(4) Includes an option to purchase 224,158 shares of Common Stock until February 20, 2002; stock options to purchase 1,200 shares of Common Stock until September 7, 2001; and warrants to purchase 5,000 shares of Common Stock until February 11, 1999. See "Certain Relationships and Related Transactions."

(5) Includes 900 shares and 100 warrants owned by Richard and Kimberly Hurd minor children to William R. Hurd; 4,800 shares owned by Joan Hurd, spouse to William R. Hurd; and stock options that are currently exercisable to purchase 39,608 shares.

(6) Includes 285,714 Series A Preferred Stock convertible to Common Stock; warrants to purchase 65,000 shares which are exercisable through December 31, 2004; warrants to purchase 486,666 shares exercisable through March 31, 2006; option to purchase 225,000 shares which are exercisable through October 18, 2006; and stock option to purchase 1,200 shares. See "Certain Relationships and Related Transactions."

(7)  Includes 10,000 warrants exercisable until February 11, 1999.

(8) Includes stock options that are currently exercisable to purchase 8,000 shares.

(9) Includes 500 warrants exercisable until February 11, 1999 and stock options that are currently exercisable to purchase 12,384 shares. Excludes 1,000 shares of Common Stock beneficially owned by Donna Hammer, spouse of Allan J. Hammer, in which reporting person disclaims beneficial ownership.

(10) Includes stock options that are currently exercisable to purchase 12,443 shares.

(11) The mailing address of each of these holders is 1150 Elijah McCoy Drive, Detroit, Michigan 48202.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the 1993, 1994, 1995 and 1996 annual salary, bonus and all other compensation awards to the Corporation's former Chief Executive Officer, and three most highly compensated executive officers, whose respective salary and bonus compensation exceeded $100,000 in 1996.

                           SUMMARY COMPENSATION TABLE

                                                             Long Term Compensation
                                                            -------------------------
                                                              Awards         Payouts
                                                              ------         -------
                                                                           Restricted      Securities
                                 Annual Compensation        Other Annual     Stock        Underlying      LTIP      All Other
Name and                 --------------------------------   Compensation    Award(s)       Options       Payouts   Compensation
Principal Position        Year    Salary($)      Bonus($)         $            $              #             $           $
------------------        ----    ---------      --------    -----------   ----------     -----------    -------   ------------
William R.  Hurd......    1996     $164,307            0         0               0              0            0             0
President and COO         1995     $167,612      $16,000(1)      0          18,827(2)       3,040(3)         0             0
                          1994     $171,333(5)         0         0               0              0            0        44,697(4)


Allan J. Hammer......     1996     $120,000            0         0               0              0            0        10,250(4)
CFO and Secretary         1995     $120,000            0         0          12,233(2)       1,920(3)         0             0
                          1994     $ 55,000            0         0               0         30,000(3)         0        24,153(4)


Robert Kurkiewicz....     1996     $123,000            0         0               0              0            0             0
VP of QA                  1995     $123,000            0         0          12,717(2)       2,214(3)         0             0
                          1994     $123,000            0         0               0              0            0        30,265(4)

C. Arnold Curry(6)...     1996     $ 87,010            0         0               0              0            0             0
                          1995     $155,380            0         0               0              0            0             0
                          1994     $183,876(7)         0         0               0              0            0        32,375(8)

(1) Bonus given per employment contract in Caraco Common Stock (5,334 shares).

(2) 5,793, 3,764, and 3,913 shares were awarded by the Corporation on May 10, 1995, to Messrs. Hurd, Hammer and Kurkiewicz, respectively, as reimbursement for the payment of the taxable portion of moving expenses they incurred.

(3) The Options were granted pursuant to the Corporation's 1993 Employee Stock Option Plan. Under the Plan, the options vest over a five year period commencing one year from date of grant.

(4) Moving expenses paid to employee.

(5) Includes salary actually paid of $160,000, and accrued 1993 salary of $11,333.

(6) Dr. Curry resigned as Chief Executive Officer in February 1996 and became the Corporation's Chief Scientific Advisor and Chairman, Emeritus until November 1996. See "Certain Relationships and Related Transactions".

(7) Includes salary actually paid of $170,000, and accrued 1993 salary of $13,876.

(8) Caraco purchased 87,500 shares of Caraco Common Stock from Dr. Curry in 1993, payment was made in 1994.

(7) No other executive officer of the Corporation earned more than $100,000 during the 1996 fiscal year.

OPTIONS GRANTED IN LAST FISCAL YEAR

There were no options granted to executive officers in 1996.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS VALUES

     The following table sets forth information for the executive officers named above with regard to the aggregate stock options exercised during the year ended December 31, 1996, and the stock options held as of December 31, 1996.

                                                            Number of Securities        Value of Unexercised
                                                           Underlying Unexercised           In-the-Money
                                                                 Options at                   Options at
                                                                 FY-End(#)                  FY-End($)(1)
                      Shares Acquired  Value Realized
     Name              on Exercise#          ($)        Exercisable/Unexercisable     Exercisable/Unexercisable
     ----             ---------------  --------------   -------------------------     -------------------------
William R. Hurd.....         0                0               39,608/28,432                    0/0
Allan J. Hammer.....         0                0               12,384/19,536                    0/0
Robert Kurkiewicz...         0                0               12,442/ 9,772                    0/0
C. Arnold Curry.....         0                0                    0/0                         0/0

__________________

(1) Value based on the difference between the closing bid price of the Corporation's Common Stock on December 31, 1996 and the exercise price. The options held by the named executive officers have exercise prices which are higher than the closing bid price of the Corporation's Common Stock on December 31, 1996.

EMPLOYMENT AGREEMENTS

     C. ARNOLD CURRY, who resigned as Chief Executive Officer and Chairman of the Board of the Corporation in February 1996, entered into a five year employment agreement with the Corporation to become its Chief Scientific Advisor and Chairman, Emeritus. Dr. Curry was compensated at an annual base salary of $90,000 and was entitled to receive certain stock bonuses and options.

     In November 1996 Dr. Curry's employment as Chief Scientific Advisor and Chairman, Emeritus was terminated without cause by the Corporation, and pursuant to the employment agreement, Dr. Curry is entitled to receive monthly base salary payments for eighteen (18) months from the date of termination, and premium coverage payments for health and life insurance for the same period.

     MR. HAMMER, the Chief Financial Officer, Treasurer and Secretary of the Corporation, entered into a five-year employment agreement with the Corporation expiring July 1, 1999, subject to automatic renewal for successive one-year terms unless terminated by the Corporation or Mr. Hammer, upon 30 days written notice prior to the end of the initial term or the renewal terms, as the case may be.

     In the event that Mr. Hammer terminates his employment for cause not attributable to himself, or if the Corporation terminates the agreement without cause, then he shall be entitled to receive monthly base salary payments for twelve (12) months from the date of termination, and the Corporation shall continue premium coverage payments for health insurance for the same period. In addition, any stock options that would become available for exercise at the end of the year during which such termination occurred shall immediately vest.

     In event that Mr. Hammer terminates his employment without cause, or his employment is terminated for cause, death or disability, then he (or his estate) will receive earned and unpaid salary accrued to the date of termination.

     On April 1, 1997 Mr. Hammer entered into an amendment to his Employment Agreement. Under the amendment, Mr. Hammer's salary is reduced to $90,000 and the "termination without Cause" has been revised to read "...shall be entitled to receive monthly base salary payments for six (6) months from date of termination. This amendment shall become effective on the date that Sun and the Corporation execute the Stock Purchase Agreement. See "Proposal 2 - Election of Directors".

     WILLIAM R. HURD, the President and Chief Operating Officer of the Corporation, entered into an employment agreement with the Corporation expiring December 6, 2000, subject to automatic renewal for successive one-year terms unless terminated by the Corporation or Mr. Hurd upon 90 days notice prior to the end of the initial term or the renewal terms, as the case may be. In addition Mr. Hurd may receive an annual bonus to be based upon performance specifications and/or goals to be agreed upon by the Corporation and Mr. Hurd, with the bonus payable to Mr. Hurd for any year of employment to be not more than 30% of his base salary for such year.

     Under the employment agreement, Mr. Hurd may, upon giving 30 days written notice, terminate the agreement in the event there is a change of control or ownership (as defined in the employment agreement) of the Corporation and his powers and duties significantly change or he has good reason (as defined in the employment agreement) to terminate or, as a result of the change of control or ownership, Mr. Hurd reasonably determines that he is unable to exercise or perform his powers, functions and duties. In the event of such termination, Mr. Hurd will receive (i) a lump sum severance payment equal to his base salary for 36 months at the rate payable at the time notice of termination was given, (ii) the bonus which he would otherwise be entitled to for the year in which his employment is terminated, and (iii) the immediate vesting in any stock option which would have been exercisable at the close of the year during which the change of control occurred. Based upon Mr. Hurd's current base salary, the Corporation estimates that the lump sum severance payment payable to Mr. Hurd under this provision would be approximately $502,836 for the present fiscal year.

     In the event that Mr. Hurd terminates his employment for cause not attributable to himself, or if the Corporation terminates the Agreement without cause, then he shall be entitled to receive monthly base salary payments for eighteen (18) months from the date of termination, and the Corporation shall continue premium coverage payments for health and life insurance for the same period. In addition, any stock options that would become available for exercise at the end of the year during which such termination occurred shall immediately vest.

     In event that Mr. Hurd terminates his employment without cause, or his employment is terminated for cause, death or disability, then he (or his estate) will receive earned and unpaid salary accrued to the date of termination.

     On April 1, 1997 Mr. Hurd entered into an amendment to his Employment Agreement. Under the amendment, Mr. Hurd's salary is reduced to $120,000 and the "termination without Cause" has been revised to read "...shall be entitled to receive monthly base salary payments for six (6) months from date of termination. In addition the amendment provides that the signing of final documents with Sun will not constitute a change in control. This amendment shall become effective on the date that Sun and the Corporation execute the Stock Purchase Agreement. See "Proposal 2 - Election of Directors".

     ROBERT KURKIEWICZ, the Vice President of Quality Assurance, entered into a five-year employment agreement with the Corporation expiring November 22, 1998, subject to automatic renewal for successive one-year terms unless terminated by the Corporation or Mr. Kurkiewicz upon 30 days notice prior to the commencement of any such renewal period.

     In the event that Mr. Kurkiewicz terminates his employment for cause not attributable to himself, or if the Corporation terminates this Agreement without cause, then he shall be entitled to receive monthly base salary payments for twelve (12) months from the date of termination, and the Corporation shall continue premium coverage payments for health insurance for the same period. In addition, any stock options that would become available for exercise at the end of the year during which such termination occurred shall immediately vest.

     In the event that Mr. Kurkiewicz terminates his employment without cause, or his employment is terminated for cause, death or disability, then he (or his estate) will receive earned and unpaid salary accrued to the date of termination.

     On April 1, 1997 Mr. Kurkiewicz entered into an amendment to his Employment Agreement. Under the amendment, Mr. Kurkiewicz's salary is reduced to $92,250 and the "termination without Cause" has been revised to read "...shall be entitled to receive monthly base salary payments for six (6) months from date of termination. This amendment shall become effective on the date that Sun and the Corporation execute the Stock Purchase Agreement. See "Proposal 2 - Election of Directors".

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 21, 1996, the Corporation borrowed $250,000 from Jay F. Joliat which was converted on March 31, 1996 into 111,111 Common Shares and six warrants for each Common Share exercisable at $2.625 through March 31, 2006.

     In connection with a private placement ended in March 1996, Jay F. Joliat and David Hagelstein purchased 100,000 and 126,250 Common Shares, respectively, at $2.25 per share in which a total of 572,444 Common Shares were sold.
In May 1996, the Corporation sold, in a private placement to Mr. Joliat 250,000 Common Shares at $2.00 per share.

     On August 21, 1996, the corporation borrowed $100,000 from Messrs. Hagelstein, Joliat and Morris for working capital purposes. On October 18, 1996, the Corporation borrowed $300,000 from Mr. Joliat for working capital purposes and, in connection therewith, granted Mr. Joliat a warrant for 300,000 Common Shares at the purchase price of $1.31 per share. On November 15, 1996, the Corporation borrowed $90,000, $100,000 and $100,000 from Messrs. Hagelstein, Joliat and Morris, respectively, for working capital purposes. These notes are payable on demand, accrue interest at 10%, and are secured by specific assets of the Corporation. The Corporation, Sun, and Messrs. Hagelstein and Joliat entered into a subordination agreement with respect to these loans in connection with a loan by Sun to the Corporation of $350,000.

     On December 19, 1996, the Corporation borrowed $65,000 from a relation of Mr. Joliat for working capital purposes. This secured loan accrued interest at 10% and was repaid in January 1997.

     On January 30, 1997 and February 3, 1997, the Corporation borrowed $100,000 and $300,000 respectively, from Mr. Joliat for working capital purposes. On February 11, 1997, the Corporation borrowed $200,000 from Mr. Hagelstein for working capital purposes. The loans accrue interest at 10% (payable in cash or Common Shares) are currently due and payable and are secured by specific equipment. The Corporation, Sun and Messrs. Hagelstein and Joliat entered into an Inter-Creditor Agreement with respect to these loans which generally provides for equal priority in collateral and principal repayments based on each creditor's respective share of total debt.

     On February 21, 1997, the Corporation granted Mr. Hagelstein an option for 224,158 Common Shares at an exercise price of $1.50 per share for a five year period expiring February 20, 2002 and cancelled prior options/warrants granted to Mr. Hagelstein for an aggregate of 224,158 Common Shares at exercise prices ranging from $3.50 to $4.81 per share in recognition of Mr. Hagelstein's proposed agreement to contribute up to $500,000 to the Corporation in cash or Common Shares (up to 250,000 Common Shares) in connection with the proposed Stock Purchase Agreement between the

Corporation and Sun.  (See "Proposal 1 - Election of Directors" above.)

     On April 11, 1997 the Corporation borrowed $150,000 from Mr. Joliat for working capital purposes. The loan accrues interest at 10% per annum (payable in cash or Common Shares), is payable generally on the earlier of May 31, 1997 or if the Stock Purchase Agreement between the Corporation and Sun is not consummated, and is secured by specific assets of the Corporation. (See "Proposal 1 - Election of Directors" above.)

     During the year ended December 31, 1996, the Corporation purchased raw materials from Biotrade Group in the amount of $211,500. Mr. Morris is the President of Biotrade Group. The Corporation believes the raw materials were purchased at market prices.

                       COMPLIANCE WITH SECTION 16 (A)

     To the Corporation's knowledge based solely on review of the copies of reports on Form 3, 4 and 5 required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations furnished to the Corporation, all of the directors, officers and persons who own more than ten percent of the Corporation's Common Stock filed the Forms 3 and Forms 4 required by Section 16(a) in a timely manner, except for Dr. Harrison-Ross who did not file a Form 3 timely.

                   RELATIONSHIP WITH INDEPENDENT AUDITORS

     Effective November 6, 1995, the Corporation dismissed Grant Thornton LLP as the Corporation's principal accountant to audit its financial statements.
On November 8, 1995, the Board of Directors of the Corporation ratified the approval of the appointment of Rehmann Robson effective November 6, 1995 as the Corporation's principal independent accountants for the year ending December 31, 1995. The decision to invite proposals for a change in accountants was recommended by the Board of Directors on May 10, 1995.

     The reports on the financial statements of Grant Thornton LLP on the Corporation for either of the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Corporation's two most recent years ended December 31, 1993 and 1994, and the subsequent interim period preceding the former accountant's dismissal, the Corporation had no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     The Board of Directors selected Rehmann Robson to audit the Corporation's financial statements for the year ended December 31,

1996. Representatives of Rehmann Robson are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at that time.

                             1997 ANNUAL MEETING

     Shareholders may present proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of the Shareholders provided such proposals are submitted in accordance with all applicable rules and regulations of the SEC and received by the Corporation no later than December 22
, 1997.


                         Allan J. Hammer, Secretary

Detroit, Michigan
April 22, 1997

                                   APPENDIX A


     Section 5 of the 1993 Stock Option Plan shall be amended to read as follows:

   5.   Shares Subject to Plan.  Subject to adjustments as provided in
        Section 7b and 8 hereof, the aggregate number of shares of common stock of the Corporation ("Shares") as to which Options may be granted under the Plan shall not exceed 550,000 shares.

                                   APPENDIX B

--------------------------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------------------------
Date Received                                             (FOR BUREAU USE ONLY)

------------------------------------------------------------------
Name  Caraco Pharmaceutical Laboratories, Ltd.
      Jennifer Evans
------------------------------------------------------------------
Address
      1150 Elijah McCoy Drive
------------------------------------------------------------------
City             State            Zip Code
     Detroit       MI             48202
------------------------------------------------------------------
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE     EFFECTIVE DATE:
------------------------------------------------------------------


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)


        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is:

2.  The identification number assigned by the Bureau is:      345-364

3.  The location of the registered office is:

        1150 Elijah McCoy Drive                  Detroit, Michigan  48202
--------------------------------------------------------           -------------
          (Street Address)                     (City)               (Zip Code)

4.  Article III, Section 1 of the Articles of Incorporation is hereby amended
            --------------
to read as follows:

        1.  The total authorized capital stock is:

            Common Shares          30,000,000

            Preferred Shares        5,000,000

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

  a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the _________ day of __________________, 19 ________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

        Signed this________day of _____________, 19_______________.


       ________________________________  ________________________________
         (Signature)                             (Signature)

       ________________________________  ________________________________
         (Type or Print Name)               (Type or Print Name)

       ________________________________  ________________________________
         (Signature)                             (Signature)

       ________________________________  ________________________________
         (Type or Print Name)               (Type or Print Name)



  b. /X/ The foregoing amendment to the Articles of Incorporation was duly adopted on the _________ day of__________________, 19 __________. The
amendment: (check one of the following)


/X/ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

/ /  was duly adopted by the written consent of all directors pursuant to
Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

/ / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statue in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of incorporation.)

/ / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

        Signed this______________ day of _____________, 19 ______________

        By_______________________________________________________________
           (Only Signature of President, Vice-President, Chairperson, or
            Vice-Chairperson)

        _________________________________________________________________
          (Type or Print Name)                  (Type or Print Title)

                                     PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    CARACO PHARMACEUTICAL LABORATORIES, LTD.

     The undersigned shareholder hereby appoints Jennifer Evans and Allan J. Hammer, and each of them, with full power of substitution, as true and lawful attorneys and proxies of the undersigned to represent and vote the shares of Common Stock owned by the undersigned in Caraco Pharmaceutical Laboratories, Ltd. at the Annual Meeting of Shareholders to be held on May 21, 1997 at 10:00 a.m. at the Hotel St. Regis, 3071 W. Grand Blvd., Detroit, MI 48202, and at any adjournment thereof, with like effect and as if the undersigned was personally present and voting, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the Notice of Meeting and Proxy Statement furnished herewith (the receipt of which is hereby acknowledged).
     The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to any person or persons with respect to such Common Shares and ratifies any and all actions taken by the above-named proxies hereunder.
     Set forth on the reverse side are the number of Common Shares held of record by the undersigned as of April 22, 1997. You are asked to vote on the business identified below.
     Indicate your vote by marking an (X) in the appropriate boxes below. The Board of Directors recommends voting FOR each of the nominees named in the following proposal.
ITEM
1. ELECTION OF DIRECTORS
     / / FOR                              / / FOR

                 Jay F. Joliat                                William R. Hurd

     / / WITHHOLD                        / /  WITHHOLD


2. Increasing the number of shares authorized to be issued under the 1993 Stock Option Plan from 450,000 to 550,000
                              / / FOR         / / AGAINST       / / ABSTAIN

3. Amending the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000

                             / / FOR         / / AGAINST      / /  ABSTAIN

    __________(To be signed and dated on the reverse side)______________

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES SHALL BE VOTED FOR EACH OF THE NOMINEES NAMED IN THE PROPOSAL LISTED ABOVE, AND FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CHECK BOX:

                                     DATED:__________________, 1997

                                     __________________________________________
                                     Signature of Shareholder
                                     __________________________________________
                                     Signature(s) of Joint Owner(s)


                                     Please sign exactly as your name(s) is
                                     imprinted on this proxy. If your shares are held in a joint account, each joint owner should sign. If you are signing for a corporation or partnership or as agent, attorney, executor, administrator, trustee, guardian or other fiduciary, indicate the capacity in which you are signing.

               PLEASE RETURN THIS PROXY IN THE ENCLOSED ENVELOPE